INDIANA ENERGY, INC.
                      EMPLOYMENT AGREEMENT

     This AGREEMENT by and among Indiana Energy, Inc. ("Indiana Energy"), an Indiana corporation, in consideration of the services to be performed for Indiana Energy and/or for one or more of its direct or indirect subsidiaries or affiliates (the "Company"), and Timothy M. Hewitt (the "Executive"), is dated as of the first day of January, 1999.

     1.   Employment Period.   The Company hereby agrees to
employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the date the Executive affixes his signature to this Agreement (the "Commencement Date") and ending on the second annual anniversary of the Commencement Date (the "Employment Period"); provided, however, that the Employment Period shall automatically be extended without action by either party for one (1) month periods, without further action of the parties, as of the first month anniversary of the Commencement Date and each succeeding monthly anniversary unless the Company or the Executive shall have served written notice to the other party prior to February 1, 1999, or prior to any subsequent monthly anniversary, as the case may be, of its or his intention that the Agreement shall terminate at the end of the twenty-four (24) month period that begins with the monthly anniversary of the Commencement Date immediately following the date of such written notice; provided, further, that the Employment Period shall automatically terminate upon the Executive's attainment of age sixty-five (65). A notice delivered by the Company or the Executive that it or he does not intend to extend the term of this Agreement shall hereinafter be referred to as a "Nonrenewal Notice." For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary or affiliate of the Company will be deemed to be employment and compensation paid by the Company.
     2.   Terms of Employment.

          (a)  Position and Duties.

                    (i)  During the Employment Period, the
          Executive shall serve in the position and at the location set forth on Exhibit A hereto or such other executive position(s) appropriate to my training, qualifications or experience, as the Board of Directors may from time to time determine.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the Executive to
          (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
          (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b)  Compensation.

               (i) Base Salary - During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") in an amount no less than the Executive's annual base salary in effect immediately prior to the Commencement Date, payable in cash. If the Annual Base Salary is increased after the Commencement Date, the increased Base Salary amount shall become the minimum level of Annual Salary for the Executive. The Annual Base Salary shall be paid no less frequently than in equal monthly installments.

               (ii) Annual Bonus. During the Employment Period, the Executive shall have an annual bonus opportunity no less than the applicable target award percentage in effect for the Executive's employment level which is in effect immediately prior to the Commencement Date or, if greater, in effect at any time after the Commencement Date.

               (iii)     Long-Term Incentives. During the
          Employment Period, the Executive shall be eligible to participate in all long-term incentive plans, including the Indiana Energy, Inc. Executive Restricted Stock Plan (the "Restricted Stock Plan"), practices, policies and programs to the extent applicable generally to other peer executives of the Company and its affiliated companies. The Executive's target award percentage under the Restricted Stock Plan shall be no less than the applicable target award percentage in effect for the Executive's employment level which is in effect immediately prior to the Commencement Date or, if greater, the target award percentage in effect for the Executive any time after the Commencement Date.

               (iv) Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other peer executives of the Company and its affiliated entities.

               (v) Welfare and Other Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare, fringe, change of control protection, incentive, vacation and other similar benefit plans, practices, policies and programs provided by the Company and its affiliated entities (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated entities.

               (vi) Expenses. During the Employment Period, the
          Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies of the Company.

               (vii) Indemnity. The Executive shall be in demnified by the Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company in accordance with the Company's indemnity policies for its senior executives, subject to applicable law.

     3.   Termination of Employment.

               (a)  Death or Disability. The Executive's
          employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt of such notice by the Executive (the "Disability Commencement Date"), provided that, within the thirty day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's long-term disability plan.

                (b) Cause. The Company may terminate the
          Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                    (i)  intentional gross misconduct by the
               Executive damaging in a material way to the Company, or

                    (ii)      a material breach of this
               Agreement, after the Company has given the Executive notice thereof and a reasonable opportunity to cure.

                (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement and before a Change in Control (as defined in Section 3(f) below) of the Company, "Good Reason" shall mean a material breach by the Company of this Agreement after the Executive has given the Company notice of the breach and a reasonable opportunity to cure. After a Change in Control of the Company, "Good Reason" shall mean, without the Executive's written consent, (i) a demotion in the Executive's status, position or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to the Change in Control; (ii) the assignment to the Executive of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions that the Executive had immediately prior to the Change in Control, except in connection with the termination of his employment for total and permanent disability, death or Cause or by him other than for Good Reason; (iii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve (12) months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior Executives of the Company effected in the preceding twelve (12) months; (iv) the relocation of the principal executive offices of the Company or Company affiliate, whichever entity on behalf of which the Executive performs a principal function of that entity as part of his employment services, to a location outside the Indianapolis, Indiana metropolitan area or the Company's requiring him to be based at any place other than the location at which he performed his duties immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a Change in Control; (v) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Executive participates immediately prior to the Change in Control, including but not limited to the Company's stock option and restricted stock plans, if any, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which he has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein;
          (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation and sick leave days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;
          (vii) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement; or (viii) any request by the Company that the Executive participate in an unlawful act or take any action constituting a breach of the Executive's professional standard of conduct.

               (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which
          (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Commencement Date, as the case may be.

               (f)  Other Termination.  The Executive's
          employment may be terminated by the Executive voluntarily, without Good Reason, during a thirty (30) day period immediately following the first annual anniversary of a Change in Control of the Company ("Window Period"). For purposes of this Agreement, a "Change in Control" means:

                    (i)  The acquisition by any individual,
               entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this paragraph are satisfied;

                    (ii) Individuals who, as of January 1, 1999,
               constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, Indiana Gas or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
               (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

                    (iv) Approval by the shareholders of the
               Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, Indiana Gas or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
               (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

                    (v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute an "Change in Control" under subsection
               (iii) or (iv) of this Section 3(f) of this Agreement.

          Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated before a Change in Control as defined in this Section 3(f) and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a "Change in Control" and who effectuates a "Change in Control" or (ii) otherwise occurred in connection with, or in anticipation of, a "Change in Control" which actually occurs, then for all purposes of this Agreement, the date of a "Change in Control" with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

     4.   Obligations of the Company upon Termination.

          (a)  Good Reason; Other Than for Cause.  If, during the
     Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good Reason or without reason during the Window Period.

               (i) The Company shall pay to the Executive in a lump sum in cash within fifteen calendar days after the Date of Termination the aggregate of the amounts set forth in clauses A, B and C below:

                    A.   the sum of (1) the Executive's Annual
               Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
               (x) the greater of the highest bonus paid to or the target bonus in effect for the Executive with respect to the three years ending prior to the year in which the Date of Termination occurs (the "Minimum Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any other nonqualified benefit plan balances to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); provided, however, that for purposes of this Section 4, Base Salary shall include any elective salary reductions in effect for the Executive under any tax qualified or non-qualified deferred compensation plan maintained by the Company; and

                    B.   the amount equal to the product of  (1)
               two or, if less, the number of years remaining in the Executive's Employment Period at the Date of Termination, rounded to the nearest twelfth (1/12th) of a year, and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Minimum Bonus; and

                    C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan or such other qualified defined benefit pension plan in which the Executive participates, if any (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Commencement Date), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Ex ecutive would receive if the Executive's employment continued for the duration of the Employment Period at the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation during the duration of the Employment Period is the sum of the Annual Base Salary and Minimum Bonus over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

               (ii) any restricted stock and any other stock awards under the Restricted Stock Plan or any other Company sponsored plan or arrangement that were outstanding immediately prior to the Commencement Date ("Prior Stock Awards") shall become immediately vested and/or exercisable, as the case may be;

               (iii)     for the duration of the Employment
          Period at the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare Plans, programs, practices and Policies described in section 2(b)(v) of this Agreement if the Executive's employment had not been terminated or, it more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for the duration of the Employment Period after the Date of Termination and to have retired on the last day of such period; and

               (iv) to the extent not theretofore paid or
          provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, excluding any severance plan or policy except to the extent that such plan or policy provides, in accordance with its terms, benefits with a value in excess of the benefits payable to the
          Executive under this Section 4   (such other amounts
          and benefits shall be hereinafter referred to as the "Other Benefits".

          (b) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates employment without Good Reason or not during the Window Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) Accrued Obligations less the amount determined under Section 4(a)(i)A(2) hereof, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          (c) Death . If the Executive's employment is termi nated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

          (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(d) shall include, and the Executive shall be entitled after the Disability Commencement Date to receive, disability and other benefits as in effect generally with respect to other peer executives of the Company and its affiliated companies and their families.

     5.   Confidential Information; Noncompetition.

          (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          (b) In the event of a termination of the Executive by the Company for Cause or by the Executive before a Change in Control and without Good Reason, until the second anniversary of the Executive's Date of Termination, the Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which competes, or that is planning to compete, with the utility business of the Company or any of its affiliates in:

               (i)  Indiana;

               (ii) Ohio, Michigan, Illinois or Kentucky; and

               (iii)     the United States.

     The parties expressly agree that the terms of this limited non-competition provision under this section are reasonable, enforceable, and necessary to protect the Company's interests, and are valid and enforceable. In the unlikely event, however, that a court of competent jurisdiction were to determine that any portion of this limited non-competition provision is unenforceable, then the parties agree that the remainder of the limited non-competition provision shall remain valid and enforceable to the maximum extent possible.

          (c) Specific Enforcement/Injunctive Relief. The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in Subsection (b) above, but that such damages from any breach would be great, incalculable and irremediable, and that damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of the terms of this Agreement in any court permitted by this Agreement. The parties agree however, that specific performance and the "add back" remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief.

     6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     7.   Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not he assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and he binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     8. Internal Revenue Code Limits. Notwithstanding anything in this Agreement to the contrary (other than this Section), in the event that the Company's independent auditor (the "Accounting Firm") determines that any payment by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, then the amount payable to or for the benefit of the Executive pursuant to this Agreement shall be reduced (but not below zero) to the maximum amount payable without causing the payment to be nondeductible by the Company because of Section 280G of the Code; provided, however, that notwithstanding the preceding clause of this sentence, if Section 280G of the Code is amended after the date on which this Agreement has been executed and if the amendment has the effect of reducing the amount of deductible payments that may be made by the Company to the Executive under Section 280G of the Code to an amount less than what would have been deductible by the Company under Section 280G of the Code as in effect on October 1, 1997, the maximum amount payable to the Executive under this Agreement shall be determined without regard to any amendment to Section 280G of the Code. Such determination by the Accounting Firm shall be conclusive and binding upon the parties.

     9.   Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of Indiana, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force, or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

           (b) All notices and other communications hereunder shall be in writing and shall he given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:

               Name
               Address

               If to the Company:
               Attention:     General Counsel
               Indiana Energy, Inc.
               1630 North Meridian Street
               Indianapolis, Indiana  46202-1496


     or to such other address as either party shall have furnished to the other in writing in accordance herewith.
     Notice and communications shall be effective when actually received by the addressee,

          (c) The invalidity or unenforceability of any pro vision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
          (e) On and after the Commencement Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof and any such agreement shall be deemed terminated without any remaining obligations of either party thereunder.



     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


/s/ Timothy M. Hewitt
Executive Officer

December 9, 1998
Date



Indiana Energy, Inc.


By  /s/ Otto N. Frenzel III
Chairman of Compensation Committee
of Board of Directors

December 4, 1998
Date